UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GLADSTONE INVESTMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On Tuesday, July 20, 2010, Gladstone Investment Corporation (the “Company”) mailed a letter to certain shareholders of record as of June 7, 2010 (“Record Date Shareholders”) in connection with its 2010 Annual Meeting, urging Record Date Shareholders to cast their votes on the proposals described in the Company’s Definitive Proxy Statement, which was filed on June 18, 2010.  The text of the letter is attached below.

July 20, 2010

Dear Fellow Shareholder:

We are writing to remind you that the Annual Meeting of Shareholders of Gladstone Investment Corporation (the “Company”) is scheduled for Thursday, August 5, 2010 at 11:00 a.m., local time, at the Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, Virginia 22102.

Our records indicate that as of June 7, 2010 the (“Record Date” for the Meeting), you held shares of Gladstone Investment Corporation and, therefore, you are entitled to vote on the matters set forth on the proxy card. Our records indicate that we have not yet received your vote.

REMEMBER: Your vote is important, no matter how large or small your holdings may be. Please take a moment to vote your shares.

Voting promptly will help reduce solicitation costs and will eliminate your receiving follow-up phone calls or mailings. Your vote can be cast quickly and easily by signing, dating and mailing in the proxy card accompanying your Proxy Statement; by calling 1-800-690-6903 to vote over the telephone, toll free, using the proxy control number printed on your proxy card; or by voting on the internet at www.proxyvote.com using the proxy control number printed on your proxy card. Please note that voting by phone or internet will require that you have your proxy control number available. This number is printed on the proxy card accompanying this letter. Stockholders with questions on how to vote are strongly encouraged to contact the Company’s proxy solicitor, Georgeson Inc., (“Georgeson”) at 1-800-790-6795, or the Company at 1-866-366-5745.

Stockholders also may vote by attending the Annual Meeting in person on August 5, 2010 at 11:00 a.m. at the Hilton McLean Tysons Corner in McLean, VA. If you are unable to attend, please vote your shares of stock using one of the methods described above.

In particular, the Board of Directors encourages you to vote your shares in favor of all of the proposals described in the proxy statement and set forth on the proxy card. An informational call was held on June 30, 2010 regarding these proposals. If you were unable to listen to the call, you can access the replay by calling (877) 660-6853 and using access code 286 and ID code 350662. The webcast replay of the conference call will be available online through Thursday, August 5, 2010, at www.GladstoneInvestment.com and www.investorcalendar.com. The script for the call was also filed on June 30, 2010 with the U.S. Securities and Exchange Commission, and is available at the Company’s website, www.GladstoneInvestment.com, or the SEC’s website at www.sec.gov.

If we have not received your proxy as the date of the Annual Meeting approaches, you may receive a call asking you to exercise your right to vote. Georgeson has been retained by the Company to make follow-up phone calls to help secure the remaining votes needed for the Meeting.

Thank you in advance for your participation and your consideration in this extremely important matter.

Sincerely,

David Gladstone

Chairman and Chief Executive Officer